UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2009

MARINE GROWTH VENTURES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-128077	20-0890800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

405-A Atlantis Road, Cape Canaveral, Florida 32920
(Address of principal executive offices) (zip code)

(321) 783-1744
(Registrant's telephone number, including area code)

Copies to:
Thomas A. Rose, Esq.
Andrew M. Smith, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation.
Item 8.01 Other Events.

On or about March 26, 2007, Marine Growth Finance & Charter, Inc. and Marine Growth Canada Ltd. (collectively, the “Marine Growth Borrowers”), the wholly-owned subsidiaries of Marine Growth Ventures, Inc. entered into a Loan and Security Agreement with Greystone Business Credit II, L.L.C. (“Lender”) (as amended, restated, supplemented or otherwise modified from time to time, the “Marine Growth Loan Agreement”).  On June 12, 2008, the Marine Growth Loan Agreement was amended to provide, among other things, a loan to Fractional, Inc. (“Fractional”) evidenced by a Loan and Security Agreement (the “Fractional Loan Agreement”).

The collateral securing the obligations under the Marine Growth Loan Agreement also secures the obligations under the Fractional Loan Agreement and a default under the Marine Grown Loan Agreement constitutes a default under the Fractional Loan Agreement.

On February 9, 2009, the Marine Growth Borrowers received from Lender a notice of continuing defaults under the Marine Growth Loan Agreement, and advising the Marine Growth Borrowers that Lender reserves all of its rights and remedies under the Marine Growth Loan Agreement and at law arising as a result of the occurrence of the defaults. A copy of the notice from the Lender is filed herewith as an Exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Notice of default from Greystone Business Credit II, L.L.C., dated February 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINE GROWTH VENTURES, INC.

Dated: February 9, 2009	By:	/s/ Katherine Ostruszka
Katherine Ostruszka
Chief Financial Officer